Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Hilary Ginsberg (212) 822-0767	NYSE: AMTG

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

THIRD QUARTER 2014 FINANCIAL RESULTS

New York, NY, November 3, 2014 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights

•	Net income allocable to common stock and participating securities of $7.4 million, or $0.23 per basic and diluted share of common stock comprised of:

•	Operating earnings(1) of $0.51 per share of common stock;

•	Realized net losses of $(0.12) per share of common stock; and

•	Unrealized net losses of $(0.16) per share of common stock

•	Declared a $0.44 dividend per share of common stock for the quarter, a 5% increase over the prior quarter dividend per share of common stock and a 10% increase over the first quarter of 2014 dividend per share of common stock

Third Quarter 2014 Other Highlights

•	Book value per share of common stock of $19.27 at September 30, 2014, as compared to book value per share of common stock of $19.49 at June 30, 2014

•	$3.6 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $2.1 billion and non-Agency RMBS with an estimated fair value of $1.5 billion

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.7% effective net interest rate spread and a 15.0% effective levered asset yield at September 30, 2014(1)

•	Leverage multiple of 3.9x

•	$23 million outstanding on warehouse facility receivable associated with our Seller Financing Program(2) to fund the acquisition and rehabilitation of 381 homes and earnest money deposits for 45 homes

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles). See “Reconciliations of Non-GAAP Financial Measures” in this press release.
(2)	The “Seller Financing Program” refers to the initiative whereby the Company provides funding through a warehouse line to a third-party to finance the acquisition and improvement of single-family homes. Once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a bond-for-title contract (“BFT Contract”). The mortgage loans and BFT contracts may be purchased by the Company or by an unrelated third party from the counterparty, at which time the associated balance on the warehouse line is repaid.

“AMTG continued to produce solid operating and financial results in the third quarter, which resulted in a 5% increase in the Company’s dividend per common share,” said Michael Commaroto, the Chief Executive Officer and President of the Company. “We continue to focus AMTG’s capital allocation towards non-Agency RMBS and other credit investments, which performed well during the recent volatility in the fixed income markets, and have opportunistically added new investments to our credit portfolio throughout the quarter.”

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s investment securities and securitized mortgage loans as of September 30, 2014:

($ amounts in thousands)	Principal Balance	Unamortized Premium/ (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Weighted Average Coupon	Estimated Weighted Average Yield (3)
Agency RMBS:
30-Year Mortgages
3.5%	$149,142	$6,878	$156,020	$152,392	$(3,628)	3.50%	2.80%
4.0%	1,302,012	93,114	1,395,126	1,375,410	(19,716)	4.00%	2.86%
4.5%	466,745	35,394	502,139	506,427	4,288	4.50%	3.05%

	1,917,899	135,386	2,053,285	2,034,229	(19,056)	4.08%	2.90%

15-Year Mortgages
3.0%	48,941	1,312	50,253	50,449	196	3.00%	2.47%

Agency Inverse Floater(4)	1,381	3,723	5,104	5,122	18	81.83%	12.43%

Agency IOs (5)	—	—	24,471	25,255	784	4.02%	0.41%

Agency Inverse IOs(5)	—	—	30,445	30,368	(77)	6.22%	12.81%

Total Agency RMBS	1,968,221	140,421	2,163,558	2,145,423	(18,135)	4.23%	3.02%

Non-Agency RMBS	1,666,481	(308,589)	1,357,892	1,445,016	87,124	1.23%	6.13%

Total RMBS	$3,634,702	$(168,168)	$3,521,450	$3,590,439	$68,989	3.00%	4.22%

Securitized Mortgage Loans	$142,019	$(43,189)	$98,830	$106,947	$8,117	5.80%	7.81%

Other Investment Securities	$32,720	$(2,442)	$30,278	$30,688	$410	1.84%	4.51%

Total Portfolio	$3,809,441	$(213,799)	$3,650,558	$3,728,074	$77,516	3.09%	4.32%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At September 30, 2014, the Company’s non-Agency RMBS had gross discounts of $309,197, which included credit discounts of $97,958 and other-than-temporary impairments (“OTTI”) of $15,278.
(2)	Amortized cost is reduced by allowances for loan losses on the Company’s securitized mortgage loans and unrealized losses that are classified as OTTI on the Company’s investment securities. The Company recognized OTTI of $3,817 on RMBS and recognized a reversal of provision for loan losses of $1,241 on securitized mortgage loans for the three months ended September 30, 2014.
(3)	The estimated weighted average yield at the date presented incorporates estimates for future prepayment assumptions and forward interest rate assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	The Company’s Agency Inverse Floater bonds are comprised of securities that have a floating interest rate with coupons that reset periodically based on an index and which coupon varies inversely with changes in the index, which index is typically one-month London Interbank Offer Rate (“LIBOR”).
(5)	Agency IOs and Agency Inverse IOs are interest only (“IO”) securities that have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only classes of securities. At September 30, 2014, the Company’s Agency IOs had a notional balance of $293,345 and the Company’s Agency Inverse IOs had a notional balance of $149,983.

As of September 30, 2014, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 107.0% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 81.5% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended September 30, 2014 of 7.9%. Including Agency IOs, Agency Inverse IOs and Agency Inverse Floaters, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 8.0% for the quarter ended September 30, 2014.

Other Investments (Table 2)

The following table sets forth the Company’s other investments at September 30, 2014:

($ amounts in thousands)	Amortized Cost
Warehouse line receivable	$22,989
Real estate subject to BFT Contracts(1)	2,228
Mortgage loans	295

Total Other Investments	$25,512

(1)	Reflects BFT Contracts on real estate at September 30, 2014, which had an aggregate principal balance of $2,817 with a weighted average interest rate of 9.6%.

Portfolio Financing

At September 30, 2014, the Company had master repurchase agreements with 25 counterparties and had outstanding repurchase borrowings with 18 counterparties totaling approximately $3.1 billion.

(Table 3)

The following table sets forth the Company’s borrowings at September 30, 2014:

($ amounts in thousands)	Balance	Weighted Average Contractual Borrowing Rate	Weighted Average Remaining Maturity
Repurchase agreement borrowings:
Agency RMBS	$1,934,669	0.33%	16 days
Non-Agency RMBS(1)	1,116,411	1.97	167 days
Other investment securities	25,728	1.74	77 days

Total repurchase agreements	$3,076,808	0.94%	71 days

Securitized debt	$34,947	4.00%	53 months	(2)

Total borrowings	$3,111,755	0.97%

(1)	Includes $29,177 of repurchase borrowings collateralized by $48,036 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entity associated with the Company’s securitization transaction.
(2)	Securitized debt, which represents non-recourse senior securities sold to third parties in connection with a securitization transaction, has a final contractual maturity of May 2047. Weighted average remaining maturity represents the estimated final maturity of the security based on the final projected repayment of principal. The actual maturity of the securitized debt may differ significantly from this estimate given that actual interest collection, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected.

(Table 4)

The Company’s derivative instruments consisted of the following at September 30, 2014:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$957,000	$22,429
Swaptions – assets	1,100,000	2,593
Swaps – (liabilities)	730,000	(5,018)

Total derivative instruments	$2,787,000	$20,004

(Table 5)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at September 30, 2014:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year up to 3 years	$920,000	1.07%	2.7
Greater than 3 years up to 5 years	189,000	1.02	3.5
Greater than 5 years	578,000	2.13	8.2

Total	$1,687,000	1.43%	4.6

(Table 6)

At September 30, 2014, the Company’s Swaptions had an aggregate notional amount of $1.1 billion. The following table presents information about the Company’s Swaptions at September 30, 2014:

($ amounts in thousands)	Option		Underlying Swap
Fixed-Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)	Weighted Average Fixed-Pay Rate
2.50 – 3.00%	$768	8	$160,000	5.0	2.77%
3.00 – 3.50%	183	11	15,000	10.0	3.42
3.50 – 4.00%	1,642	6	925,000	10.0	3.76

	$2,593	6	$1,100,000	9.3	3.61%

Estimated Taxable Income

The Company’s taxable income may vary significantly on a quarterly basis. Estimated taxable income for the quarter ended September 30, 2014 was $0.35 per share of common stock, or $0.16 lower than the Company’s operating earnings per share of common stock. This difference primarily reflects estimated tax to GAAP timing differences associated with discount accretion on certain non-Agency RMBS. These fluctuations primarily are attributable to changes in cash flows on the Company’s locked-out non-Agency RMBS, which impacts the timing of market discount the Company recognizes for tax purposes on such securities. Certain locked-out bonds may move from being locked-out to current pay, and vice-versa, depending on the performance of the underlying collateral and the associated triggers specified in the securitization structure.

Book Value

The Company’s book value per share of common stock at September 30, 2014 was $19.27 as compared to book value per share of common stock of $19.49 at June 30, 2014.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Tuesday, November 4, 2014 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2014 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 15206169). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Tuesday, November 4, 2014, and ending at midnight on Tuesday, November 11, 2014. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 15206169.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $164 billion of assets under management at September 30, 2014.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries Consolidated Balance Sheets

(in thousands – except share and per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash	$105,904	$127,959
Restricted cash	66,399	67,458
RMBS, at fair value (of which $3,424,933 and $3,317,060 were pledged as collateral, respectively)	3,590,439	3,503,326
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	106,947	110,984
Other investment securities, at fair value (of which $30,688 and $11,515 were pledged as collateral, respectively)	30,688	11,515
Other investments	25,512	—
Investment related receivable (of which $0 and $21,959 were pledged as collateral, respectively)	6,095	24,887
Interest receivable	10,020	10,396
Deferred financing costs, net	773	882
Derivative instruments, at fair value	25,022	53,315
Other assets	1,072	854

Total Assets	$3,968,871	$3,911,576

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,076,808	$3,034,058
Non-recourse securitized debt, at fair value	36,188	43,354
Investment related payable	11,505	—
Obligation to return cash held as collateral	14,656	38,654
Accrued interest payable	10,332	8,708
Derivative instruments, at fair value	5,018	4,610
Payable to related party	5,036	5,444
Dividends payable	17,558	16,812
Accounts payable and accrued expenses	1,336	2,335
Other liabilities	6	—

Total Liabilities	$3,178,443	$3,153,975

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,063,141 and 32,038,970 shares issued and outstanding, respectively	321	320
Additional paid-in-capital	793,021	792,010
Accumulated deficit	(2,983)	(34,798)

Total Stockholders’ Equity	790,428	757,601

Total Liabilities and Stockholders’ Equity	$3,968,871	$3,911,576

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands – except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Interest Income:
RMBS	$36,277	$32,013	$108,093	$107,959
Securitized mortgage loans	1,871	2,324	6,044	5,954
Other	394	79	726	79

Total Interest Income	38,542	34,416	114,863	113,992

Interest Expense:
Repurchase agreements	(7,310)	(6,299)	(21,214)	(18,935)
Securitized debt	(398)	(490)	(1,272)	(1,308)

Total Interest Expense	(7,708)	(6,789)	(22,486)	(20,243)

Net Interest Income	$30,834	$27,627	$92,377	$93,749

Other Income/(Loss):
Realized gain/(loss) on sale of RMBS, net	$2,581	$(16,596)	$(16,301)	$(48,309)
Gain/(loss) on derivative instruments, net (includes $12,434, $(27,572), ($20,751) and $50,547 of unrealized gains/(losses), net, respectively)	801	(21,687)	(63,522)	55,884
Unrealized gain/(loss) on RMBS, net	(16,971)	28,143	85,266	(139,727)
Unrealized gain/(loss) on securitized debt	67	(428)	(287)	(413)
Unrealized gain/(loss) on securitized mortgage loans, net	(650)	537	2,440	(88)
Unrealized gain/(loss) on other investment securities	(101)	116	75	116
Other, net	39	4	14	72

Other Income/(Loss), net	$(14,234)	$(9,911)	$7,685	$(132,465)

Operating Expenses:
General and administrative (includes ($144), ($207), ($1,011) and ($752) of non-cash stock based compensation, respectively)	$(2,925)	$(3,089)	$(8,941)	$(8,374)
Management fee – related party	(2,800)	(2,941)	(8,360)	(8,651)

Total Operating Expenses	$(5,725)	$(6,030)	$(17,301)	$(17,025)

Net Income/(Loss)	$10,875	$11,686	$82,761	$(55,741)

Preferred Stock Dividends Declared	$(3,450)	$(3,450)	$(10,350)	$(10,350)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$7,425	$8,236	$72,411	$(66,091)

Earnings/(Loss) per Common Share – Basic and Diluted	$0.23	$0.25	$2.25	$(2.22)

Dividends Declared per Share of Common Stock	$0.44	$0.40	$1.26	$1.80

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present for investors how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and nine month periods ended September 30, 2014 and the three and nine month periods ended September 30, 2013, are presented in the tables below.

(Table 7)

The following table reconciles net income allocable to common stockholders with operating earnings for the three months ended September 30, 2014 and September 30, 2013, respectively:

	Three months ended September 30, 2014		Three months ended September 30, 2013
($ amounts in thousands except share and per share data)		Per Share(1)		Per Share(1)
Net income allocable to common stockholders	$7,344	$0.23	$8,158	$0.25
Adjustments:
Non-cash stock-based compensation expense	144	—	207	0.01
Unrealized (gain)/loss on RMBS, net	16,971	0.53	(28,143)	(0.88)
Unrealized (gain)/loss on derivatives, net	(12,434)	(0.39)	27,572	0.86
Unrealized (gain)/loss on securitized mortgage loans, net	650	0.02	(537)	(0.02)
Unrealized (gain)/loss on securitized debt	(67)	—	428	0.01
Unrealized (gain)/loss on other investment securities	101	—	(116)	—
Realized (gain)/loss on sale of RMBS, net	(2,581)	(0.08)	16,596	0.52
Realized (gain) on Short TBA Contracts, net	—	—	(281)	(0.01)
Realized (gain)/loss on Swap/Swaption terminations and expirations, net	6,505	0.20	(12,498)	(0.38)
Tax amortization of (loss) on Swaption terminations and expirations, net	(250)	—	—	—
Other, net	(11)	—	—	—

Total adjustments to arrive at operating earnings:	$9,028	$0.28	$3,228	$0.11

Operating earnings	$16,372	$0.51	$11,386	$0.36

Weighted average shares of common stock	32,035,376		31,999,792

(1)	Reflects basic per share impact of each component presented.

(Table 8)

The following table reconciles net income allocable to common stockholders with operating earnings for the nine months ended September 30, 2014 and September 30, 2013, respectively:

	Nine months ended September 30, 2014		Nine months ended September 30, 2013
($ amounts in thousands except share and per share data)		Per Share(1)		Per Share(1)
Net income/(loss) allocable to common stockholders	$71,960	$2.25	$(66,442)	$(2.22)
Adjustments:
Non-cash stock-based compensation expense	1,011	0.03	752	0.03
Unrealized (gain)/loss on RMBS, net	(85,266)	(2.66)	139,727	4.67
Unrealized (gain)/loss on derivatives, net	20,751	0.65	(50,547)	(1.69)
Unrealized (gain)/loss on securitized mortgage loans, net	(2,440)	(0.08)	88	—
Unrealized (gain)/loss on securitized debt	287	0.01	413	0.01
Unrealized (gain) on other investment securities	(75)	—	(116)	—
Realized loss on sale of RMBS, net	16,301	0.51	48,309	1.61
Realized (gain)/loss on Short TBA Contracts	7,156	0.22	(281)	(0.01)
Realized (gain)/loss on Swaps/Swaption terminations and expirations, net	20,617	0.64	(22,526)	(0.75)
Tax amortization of gain/(loss) on Swaption terminations and expirations, net	(342)	(0.01)	—	—
Other, net	52	—	—	—

Total adjustments to arrive at operating earnings:	$(21,948)	$(0.69)	$115,819	$3.87

Operating earnings	$50,012	$1.56	$49,377	$1.65

Weighted average shares of common stock	32,023,617		29,916,932

(1)	Reflects basic per share impact of each component presented.

(Table 9)

The following table details Effective Net Interest Spread and Effective Levered Asset Yield at September 30, 2014:

	Agency RMBS		Non-Agency RMBS and Other Credit Investments		Securitized Mortgage Loans		Weighted Average
Asset Yield	3.0%		6.1%		7.8%		4.3%
Interest Expense	0.3%		2.0%		3.0%		1.0%
Cost of Swaps	1.0%		—		1.9%		0.7%
Effective Net Interest Spread	1.7%		4.1%		2.9%		2.7%
Debt/Equity	7.1	x	2.7	x	1.5	x	3.9	x
Effective Levered Asset Yield	14.9%		17.4%		12.2%		15.0%